                                                                     Exhibit 8.1

                        [Letterhead of Perkins Coie LLP]

                                  May 13, 1998



The Boeing Company
7755 East Marginal Way South
Seattle, WA  98108

         RE:      EXCHANGE OFFER FOR 6-5/8% DEBENTURES DUE
                  FEBRUARY 15, 2038

Ladies and Gentlemen:

         We have acted as counsel to The Boeing Company, a Delaware corporation (the "Company"), in connection with an offer (the "Exchange Offer") by the Company to exchange up to $300,000,000 aggregate principal amount of its 6-5/8% Debentures due February 15, 2038 (the "Exchange Debentures") that have been registered under the Securities Act of 1933, as amended (the "Act") pursuant to a registration statement on Form S-4 (Registration No. 333-__) filed with the Securities and Exchange Commission on May 13, 1998 (together with the Prospectus contained therein and the amendments thereto, the "Registration Statement") for a like aggregate principal amount of its outstanding 6-5/8% Debentures due February 15, 2038, which were issued and sold in a transaction exempt from registration under the Act (the "Original Debentures").

         In connection with this opinion, we have examined the Registration Statement and such other documents as we have deemed necessary. Furthermore, we have relied upon certain statements and representations made by officers of the Company and others. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

         In rendering our opinion, we have participated in the preparation of the Registration Statement. Our opinion is conditioned on, among other things, the initial and continuing accuracy of the facts, information, covenants, and representations set forth in the documents referred to above and the statements and representations made

May 13, 1998
Page 2



by officers of the Company and others. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and that the transactions related to the exchange of the Exchange Debentures for the Original Debentures will be consummated in the manner contemplated by the Registration Statement.

         In rendering our opinion, we have considered the provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, judicial decisions, and Internal Revenue Service rulings, all as in effect on the date hereof and all of which are subject to change, which changes may be retroactively applied. A change in the authorities upon which our opinion is based could affect our conclusions.

         Based upon and subject to the foregoing, and subject to the discussion and limitations set forth in the Registration Statement under the heading "CERTAIN FEDERAL INCOME TAX CONSEQUENCES," we are of the opinion that, although the discussion set forth in the Registration Statement under the heading "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" does not purport to discuss all possible United States federal income tax consequences of the Exchange Offer and the transactions contemplated thereby, such discussion constitutes a fair and accurate summary of the material United States federal income tax consequences (other than consequences that are material to a holder based on such holder's particular tax situation) of the exchange of the Exchange Debentures for the Original Debentures.

         Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the exchange of the Exchange Debentures for the Original Debentures. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of person whose consent is required under section 7 of the Securities Act of 1933, as amended. We disclaim any

May 13, 1998
Page 3


undertaking to advise you of subsequent changes of the facts as assumed herein or any subsequent changes in applicable law.

                                       Very truly yours,


                                       PERKINS COIE